Exhibit 10.3
AMENDMENT TO
CONSOL ENERGY INC.
SUPPLEMENTAL RETIREMENT PLAN

Pursuant to the authority granted to the Company in Section 7.6 of the Consol Energy Inc. Supplemental Retirement Plan (the "Plan"), the Plan is amended as follows:
1.Section 1.4 is amended by adding a new subsection (e) to read as follows:

(e)    Effective December 31, 2011, this Plan will be frozen for all current and future employees except the following employees (the “Excepted Employees): (x) the five employees whose names are listed in the Summary Compensation Table for the Company's Proxy Statement dated March 24, 2011 (the “2011 Summary Compensation Table”) and (y) the three additional employees whose names would have been listed in the 2011 Summary Compensation Table assuming that Participants were executive officers of the Company on and after January 1, 2010 and that the 2011 Summary Compensation Table were expanded to include the six most highly compensated executive officers of the Company in addition to the Company's principal executive officer and principal financial officer. The Company shall no later than 30 days after the date of this Amendment make the determination (which determination shall be final and binding upon all Participants) under clause (y) of the foregoing sentence of the three additional employees whose names would have been listed in the 2011 Summary Compensation Table and provide those names to the Retirement Board. In accordance with the freezing of the Plan, and notwithstanding any other provision of the Plan to the contrary, the following will apply:
(i)    No employee can become a new Participant after December 31, 2011. For avoidance of doubt, this prohibition includes any employee who is not an Excepted Employee and who succeeds to a position held by an Excepted Employee.
(ii)    All Participants as of December 31, 2011 who are not Excepted Employees ("Frozen Participants") will have their benefit calculated and frozen as of such date using Annual Compensation, Final Average Compensation and Years of Service determined on December 31, 2011. No benefits will accrue after December 31, 2011.
(iii)    For said Frozen Participants, the Reduction for the Participant's Qualified Plan benefit in Section 2.2 of the Plan will also be calculated and frozen as of December 31, 2011.
(iv)    Notwithstanding the foregoing, a Frozen Participant's Years of Service will continue to accrue solely for vesting purposes only under Section 2.3, but will not count for any other purpose including calculation of the Service Fraction.
2.In all other respects, the Plan is unchanged.